Exhibit 28 (j) (1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated July 1, 2024, and each included in this Post-Effective Amendment No. 248 to the Registration Statement (Form N-1A, File No. 033-03164) of Federated Hermes Income Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 21, 2024, with respect to the financial statements and financial highlights of Federated Hermes Intermediate Corporate Bond Fund (one of the portfolios constituting Federated Hermes Income Securities Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 21, 2024